UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 9, 2012

COFFEE HOLDING CO., INC.
(Exact name of registrant as specified in its charter)

Nevada	001-32491	11-2238111
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3475 Victory Boulevard, Staten Island, New York	10314
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (718) 832-0800

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02.	RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On March 9, 2012, Coffee Holding Co., Inc. (the “Company” or “Coffee Holding”) issued a press release disclosing certain information regarding its results of operations for the three months ended January 31, 2012.  A copy of the press release is furnished under Item 2.02 as Exhibit 99.1.

The information included in this Item 2.02, and Exhibit 99.1 to this Current Report on Form 8-K, shall not be deemed “filed” for the purposes of or otherwise subject to the liabilities under Section 18 of the Securities Exchange Act of 1934 as amended (the “Exchange Act”).  Unless expressly incorporated into a filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act made after the date hereof, the information contained in this Item 2.02 and Exhibit 99.1 hereto shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

ITEM 8.01.	OTHER EVENTS.

Trading Plans

Andrew Gordon, President and Chief Executive Officer of the Company, and David Gordon, Senior Vice President-Operations of the Company, intend to adopt prearranged trading plans during the Company's next open trading window, in accordance with the guidelines specified by Rule 10b5-1 under the Exchange Act and the Company’s trading policies.  The trading plans are being entered into as part of each person’s individual long-term asset diversification and tax and financial planning strategies.  Trading under the trading plans is expectef to commence in early April 2012.

Rule 10b5-1 plans permit insiders to sell fixed portions of their holdings over a designated period of time by establishing the prearranged written plans at a time when they are not in possession of material non-public information.  Such programs generally allow for regular selling of a predetermined, fixed number of a company’s securities in order to diversify the individual’s investment portfolio, minimize market effect of share sales by spreading them out over an extended period of time and avoid concerns about initiating transactions while in possession of material non-public information.

As of March 9, 2012, Mr. Andrew Gordon beneficially owned approximately 892,908 shares of the Company’s common stock, which represented approximately 13.98% of the Company’s outstanding common stock.  Under the terms of his trading plan, Mr. Andrew Gordon could sell all of his shares of the Company’s common stock, but only if the stock meets the minimum price threshold as specified in the plan (which is expected to be a significant premium to the trading price of the Company’s common stock as of the close on the day prior to this Current Report on Form 8-K).

As of March 9, 2012, David Gordon beneficially owned approximately 944,908 shares of the Company’s common stock, which represented approximately 14.80% of the Company’s outstanding common stock.  Under the terms of his trading plan, Mr. David Gordon could sell all of his shares of the Company’s common stock, but only if the stock meets the minimum price thresholds as specified in the plan (which is expected to be a significant premium to the trading price of the Company’s common stock as of the close on the day prior to this Current Report on Form 8-K).

The summaries of the foregoing Plans set forth above are not intended to be comprehensive descriptions of the terms of such Plans. Each Plan is intended to comply with the Company’s Insider Trading Policy and with the provisions of Rule 10b5-1. Any transactions under the plans will be disclosed publicly through Form 4 and, if applicable, Form 144 filings with the Securities and Exchange Commission.  The terms of the plans extend through March 2013 unless terminated earlier for certain circumstances.  Except as may be required by law, the Company does not undertake to report on specific plans by the Company’s other officers or directors, or modifications, transactions or other activities under the plans of Andrew Gordon and David Gordon.

Quarterly Dividend

In addition, on March 9, 2012, the Company issued a press release announcing that its quarterly dividend of $0.03 will be paid on April 30, 2012 to shareholders of record as of April 17, 2012.  The press release announcing the dividend is attached hereto as Exhibit 99.1.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	The following exhibit is furnished with this report:

Exhibit No.	Description

99.1	Press release, dated March 9, 2012, issued by Coffee Holding entitled “Coffee Holding Co., Inc. Reports Results for the Three Months Ended January 31, 2012”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COFFEE HOLDING CO., INC.

Dated: March 9, 2012	By:	/s/ Andrew Gordon
Name: Andrew Gordon
Title: President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release, dated March 9, 2012, issued by Coffee Holding entitled “Coffee Holding Co., Inc. Reports Results for the Three Months Ended January 31, 2012”